UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 19, 2017

COLONY NORTHSTAR, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-37980	46-4591526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 S. Flower Street, 44th Floor Los Angeles, CA	90071
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 282-8820
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth under Item 2.01 below related to the Purchase Agreement (as defined below) is incorporated by reference into this Item 1.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On January 19, 2017, Colony NorthStar, Inc. (the “Company”) completed the previously announced sale of an 18.7% interest in the Company’s healthcare real estate portfolio (the “Healthcare Portfolio”) to Derwood Limited (“Derwood”), in exchange for $350,000,000 (including $20,000,000 of pre-funded capital items) (the “Transaction”), pursuant to that certain purchase and sale agreement, dated as of November 4, 2016, by and among NorthStar Realty Finance Limited Partnership, NorthStar Healthcare JV Holdings, LLC, NorthStar Healthcare REIT, LLC, NorthStar TK Healthcare Operating Company, LLC, NorthStar Healthcare JV, LLC, NRFC Healthcare Holding Company, LLC and Derwood (the “Purchase Agreement”).

The Healthcare Portfolio is currently comprised of the Company’s ownership interest, excluding existing minority interest holders, in 191 senior housing properties, 113 medical office properties, 14 hospitals and 107 skilled nursing facilities (such properties collectively referred to as the “Healthcare Properties”). The Transaction represents an implied valuation for the Healthcare Properties of approximately $5.4 billion, which excludes the portfolio of medical office buildings sold prior to the Transaction for an aggregate value of approximately $0.8 billion. The Healthcare Properties are generally operated under net leases or through management agreements with independent third-party operators.

NorthStar Realty Finance Limited Partnership (and/or certain affiliated transaction parties) made certain customary representations, warranties and covenants concerning such parties and the Healthcare Portfolio. NorthStar Realty Finance Limited Partnership also agreed to indemnify (subject to caps and limitations) the buyer indemnified parties for certain losses arising under the terms of the Purchase Agreement.

The Company, through an indirect subsidiary of its operating partnership (the “CLNS Partner”), and Derwood will hold their interests in the Healthcare Portfolio through a newly formed joint venture, which will be indirectly owned approximately 18.7% by Derwood and approximately 81.3% by the CLNS Partner (the “Joint Venture”). The Joint Venture in turn will own approximately 87.7% of the Healthcare Properties on an aggregate basis, resulting in Derwood, the CLNS Partner and existing minority interest holders owning approximately 16.4%, 71.3% and 12.3%, respectively, of the Healthcare Properties on an aggregate basis. The CLNS Partner will act as the manager of the Joint Venture and is generally responsible for the day-to-day affairs of the Healthcare Portfolio.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(b) Pro forma financial information
The pro forma financial information of the Company required by this Item 9.01 of Current Report on Form 8-K is presented in Note 5.E Merger Adjustments, footnote (6), in the unaudited pro forma condensed consolidated statements of operations of the Company for the nine months ended September 30, 2016 and for the year ended December 31, 2015, filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.
(d) Exhibits

Exhibit No.	Description

10.1
Purchase and Sale Agreement, dated as of November 4, 2016, by and among NorthStar Realty Finance Limited Partnership, NorthStar Healthcare JV Holdings, LLC, NorthStar Healthcare REIT, LLC, NorthStar TK Healthcare Operating Company, LLC, NorthStar Healthcare JV, LLC and NRFC Healthcare Holding Company, LLC and Derwood Limited

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of Colony NorthStar, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2017		COLONY NORTHSTAR, INC.

	By:	/s/ Darren J. Tangen
Darren J. Tangen Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Purchase and Sale Agreement, dated as of November 4, 2016, by and among NorthStar Realty Finance Limited Partnership, NorthStar Healthcare JV Holdings, LLC, NorthStar Healthcare REIT, LLC, NorthStar TK Healthcare Operating Company, LLC, NorthStar Healthcare JV, LLC and NRFC Healthcare Holding Company, LLC and Derwood Limited

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of Colony NorthStar, Inc.